Exhibit 32

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of International Game Technology, a Nevada corporation (the “Company”), on Form 10K for the year ending September 30, 2003, as filed with the Securities and Exchange Commission (the “Report”), Thomas J. Matthews, Chief Executive Officer of the Company and Maureen T. Mullarkey, Chief Financial Officer of the Company, respectively, do each hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the
Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operatons of the Company.

Date: December 9, 2003

/s/ Thomas J. Matthews
Thomas J. Matthews
Chief Executive Officer
International Game Technology

/s/ Maureen T. Mullarkey
Maureen T. Mullarkey
Chief Financial Officer
International Game Technology

(A signed original of this written statement required by Section 906 has been provided to International Game Technology and will be retained by International Game Technology and furnished to the Securities and Exchange Commission or its staff upon request.)